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                                                                      EX-99.B(i)

                             Morrison & Foerster LLP

SAN FRANCISCO                   ATTORNEYS AT LAW               NEW YORK
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ORANGE COUNTY                                                  SHANGHAI
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                                  July 26, 2004

Wells Fargo Funds Trust
525 Market Street
San Francisco, California 94105

     Re:  Shares of Beneficial Interest of
          Wells Fargo Funds Trust

Ladies/Gentlemen:

     We refer to the Registration Statement on Form N-1A (SEC File Nos. 333-74295 and 811-09253) (the "Registration Statement") of Wells Fargo Funds Trust (the "Trust") relating to the registration of an indefinite number of shares of beneficial interest in the Trust (collectively, the "Shares").

     We have been requested by the Trust to furnish this opinion as Exhibit (i) to the Registration Statement.

     We have examined documents relating to the organization of the Trust and the Wells Fargo C&B Large Cap Value Fund, C&B Mid Cap Value Fund and C&B Tax-Managed Value Fund (the "Funds") as series of the Trust, and the authorization and issuance of Shares of the Funds.

     Based upon and subject to the foregoing, we are of the opinion that:

     The issuance and sale of the Shares of the Funds by the Trust has been duly and validly authorized by all appropriate action of the Trust, and assuming delivery by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses under the Securities Act of 1933, as amended, the Shares will be legally issued, fully paid and nonassessable by the Trust.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

     In addition, we hereby consent to the use of our name and to the reference to the description of advice rendered by our firm under the heading "Counsel" in the Statement of Additional Information, which is included as part of the Registration Statement.

                                         Very truly yours,


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                                         MORRISON & FOERSTER LLP